UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-A/A
Amendment No. 6

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	52-2107911
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200
(Address of Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Rights to purchase Series A Participating Cumulative Preferred Stock, par value $1.00 per share	NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):
Not Applicable
Securities registered pursuant to Section 12(g) of the Act:
None.

EXPLANATORY NOTE

This amendment hereby amends the registration statement on Form 8-A originally filed by Centrus Energy Corp. (the “Company”) with the Securities and Exchange Commission on April 7, 2016, as amended by (i) Amendment No. 1 filed with the Securities and Exchange Commission on February 15, 2017, (ii) Amendment No. 2 filed with the Securities and Exchange Commission on April 4, 2019, (iii) Amendment No. 3 filed with the Securities and Exchange Commission on April 14, 2020, (iv) Amendment No. 4 filed with the Securities and Exchange Commission on June 16, 2021, (iv) Amendment No. 5 filed with the Securities and Exchange Commission on June 21, 2023, by supplementing Items 1 and 2 with the following.

Item 1. Description of Registrant’s Securities To Be Registered

On May 28, 2024, Centrus Energy Corp. (the “Company”) entered into a Sixth Amendment to the Section 382 Rights Agreement (the “Sixth Amendment”), which amends the Section 382 Rights Agreement, dated as of April 6, 2016 (the “Rights Agreement”), by and among the Company and Computershare Trust Company, N.A. and Computershare Inc., as rights agent, as previously amended by (i) the First Amendment to the Section 382 Rights Agreement dated as of February 14, 2017 (the “First Amendment”), (ii) the Second Amendment to the Section 382 Rights Agreement dated as of April 3, 2019 (the “Second Amendment”), (iii) the Third Amendment to the Section 382 Rights Agreement dated as of April 13, 2020 (the “Third Amendment”), (iv) the Fourth Amendment to the Section 382 Rights Agreement dated as of June 16, 2021 (the “Fourth Amendment”) and (v) the Fifth Amendment to the Section 382 Rights Agreement dated as of June 20, 2023 (the “Fifth Amendment”).

The Sixth Amendment makes clarifying changes relating to the definition of “Beneficial Owner”, “beneficially owned” and “Beneficial Ownership” contained in the Rights Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on April 7, 2016, the First Amendment, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on January 5, 2017, the Second Amendment, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on April 4, 2019, the Third Amendment, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on April 14, 2020, the Fourth Amendment, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on June 16, 2021, the Fifth Amendment, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on June 21, 2023 and the Sixth Amendment, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on May 28, 2024, and which is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description

3.1
Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of Centrus Energy Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-A filed on April 7, 2016)

4.1
Section 382 Rights Agreement dated as of April 6, 2016, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-A filed on April 7, 2016)

4.2
First Amendment to the Section 382 Rights Agreement, dated February 14, 2017 by and among Centrus Energy Corp., Computershare Trust Company, N.A., and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on January 5, 2017)

4.3
Second Amendment to the Section 382 Rights Agreement, dated as of April 3, 2019, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on April 4, 2019)

4.4
Third Amendment to the Section 382 Rights Agreement, dated as of April 13, 2020, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on April 14, 2020)

4.5
Fourth Amendment to the Section 382 Rights Agreement, dated as of June 16, 2021, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on June 16, 2021)

4.6
Fifth Amendment to the Section 382 Rights Agreement, dated as of June 20, 2023, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on June 21, 2023)

4.7
Sixth Amendment to the Section 382 Rights Agreement, dated as of May 28, 2024, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on May 28, 2024)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centrus Energy Corp.

Date:	May 28, 2024	By:	/s/ Kevin J. Harrill
Kevin J. Harrill
Senior Vice President, Chief Financial Officer, and Treasurer